DEAN FOODS ANNOUNCES FIRST QUARTER 2018 RESULTS

DALLAS, May 8, 2018 - Dean Foods Company (NYSE: DF) today reported first quarter 2018 results.
Highlights

•	Q1 loss per diluted share was $0.00 and adjusted earnings per diluted share was $0.14; on track to deliver full-year expectations

•	Volume performance and mix in-line with expectations

•	Strong execution of SG&A cost reductions as part of the Company's enterprise-wide cost productivity plan

•	Reaffirms full-year 2018 adjusted earnings expectation of $0.55 to $0.80 per diluted share(1)
Chief Executive Officer Ralph Scozzafava said, "Our execution in the first quarter was solid and I'm pleased with our overall progress. Our volume and mix were in-line with our expectations and the traction that we're getting across our enterprise-wide cost productivity plan is ramping up. We took important initial steps to lower our cost base. The initiatives we executed late last year and in the first quarter of 2018 are clearly working as evidenced by the benefits reading through in our results. We will continue to build upon this momentum to deliver on our target of $150 million in incremental run-rate savings by 2020."

First Quarter 2018 Operating Results

Financial Summary *	Three Months Ended March 31
(In millions, except per share amounts)	2018	2017

Gross Profit
GAAP	$449	$462
Adjusted	$448	$465

Operating Income(2)
GAAP	$15	$4
Adjusted	$32	$36

Interest Expense
GAAP	$14	$17
Adjusted	$14	$16

Net Income (Loss)
GAAP	$—	$(10)
Adjusted	$13	$12

Diluted Earnings (Loss) Per Share (EPS)
GAAP	$—	$(0.11)
Adjusted	$0.14	$0.13

* Adjustments to GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items are described and reconciled to the comparable GAAP amounts in the attached tables.

(1)    Please refer to “Forward Outlook” and “Non-GAAP Financial Measures” for additional information. We provide guidance on a non-GAAP basis and are unable to provide a full reconciliation to GAAP without unreasonable efforts as we cannot predict the amount or timing of certain elements which are included in reported GAAP results, including mark-to-market adjustments of hedging activities, asset impairment charges, and other non-recurring events or transactions that may significantly affect reported GAAP results.
(2)    Results for the three months ended March 31, 2017 have been revised to reflect the retrospective adoption of Accounting Standards Update No. 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Cost ("ASU 2017-07"). The adoption of ASU 2017-07 resulted in a net increase to previously reported operating income of $1.1 million for the three months ended March 31, 2017 and a corresponding increase of $1.1 million to other expense for the three months ended March 31, 2017, with no net impact to net income (loss) or earnings (loss) per share.
Raw milk costs in the first quarter of 2018 of $14.35 per hundred-weight decreased roughly 13% from the fourth quarter of 2017 and decreased 16% from the first quarter of 2017.
Cash Flow
Net cash provided by continuing operations for the three months ended March 31, 2018, totaled $39 million. Free cash flow provided by continuing operations, which is defined as net cash provided by continuing operations less capital expenditures, was $22 million for the three months ended March 31, 2018, a $3 million increase as compared to the prior year period. Capital expenditures totaled $17 million for the three months ended March 31, 2018.

Debt
Total outstanding debt at March 31, 2018, net of $28 million cash on hand, was approximately $884 million. The Company’s net debt to bank EBITDA total leverage ratio, on an all-cash netted basis, was flat on a sequential basis at 2.68 times at the end of the first quarter 2018.
Forward Outlook
"As we move forward in 2018, we are focused on executing our commercial agenda and cost productivity initiatives that will drive our strategic plan. We have been successful in driving early results in the administrative area against our enterprise-wide productivity plan with more work to be done. We will now begin the next phase by right-sizing our network to better match volume. We will incur transitory costs as the execution of our plans will lag the exit of specific customer volume and have firm plans in place to remove the fixed costs from our system within this year. We are also implementing plans to mitigate expected headwinds in non-dairy input costs while executing our strategic initiatives. I'm confident in our ability to execute these actions, and we are therefore reaffirming our full-year adjusted diluted earnings per share range of $0.55 to $0.80. Our full-year free cash flow and capital expenditure guidance remains unchanged," concluded Scozzafava.
We provide guidance on a non-GAAP basis and are unable to provide a full reconciliation to GAAP without unreasonable efforts as we cannot predict the amount or timing of certain elements which are included in reported GAAP results, including mark-to-market adjustments of hedging activities, asset impairment charges, and other non-recurring events or transactions that may significantly affect reported GAAP results.
Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we have presented certain non-GAAP financial measures, including adjusted gross profit, adjusted selling and distribution expenses, adjusted general and administrative expenses, adjusted total operating costs and expenses, adjusted operating income, adjusted interest expense, adjusted income (loss) from continuing operations, adjusted net income (loss), adjusted earnings (loss) from continuing operations per diluted share, adjusted earnings (loss) per diluted share, adjusted EBITDA, Free Cash Flow and total leverage ratio, each as described below.
This non-GAAP financial information is provided as supplemental information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies.
We believe that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliations to the corresponding GAAP financial measures, provides investors with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Our management uses these non-GAAP financial measures when evaluating our performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, and in determining earnings estimates.
A full reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three months ended March 31, 2018, and 2017, is set forth in the tables herein.
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP gross profit, selling and distribution expenses, general and administrative expenses, total operating costs and expenses, operating income, interest expense, net income (loss) and earnings (loss) per diluted share, with non-GAAP measures that adjust the GAAP measures to exclude the impact of the following (as applicable):

•	asset impairment charges;

•	incremental non-cash trademark amortization triggered by the launch of a national fresh white milk brand;

•	closed deal costs;

•	facility closing, reorganization and realignment costs;

•	debt issuance costs;

•	costs associated with the early retirement of long-term debt;

•	gains (losses) on the mark-to-market of our derivative contracts;

•	costs associated with our enterprise-wide cost productivity plan;

•	separation costs;

•	gains or losses related to discontinued operations and divestitures;

•	litigation settlements (including any related interest accretion);

•	income tax impacts of the foregoing adjustments; and

•	adjustments to normalize our income tax expense at a rate of 26.5%.
We believe these non-GAAP measures provide useful information to investors by excluding expenses, gains or losses that are not indicative of the company’s ongoing operating performance. In addition, we cannot predict the timing and amount of gains or losses associated with certain of these items. We believe these non-GAAP measures provide more accurate comparisons of our ongoing business operations and are better indicators of trends in our underlying business. In addition, these adjustments are consistent with how management views our business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the Company’s ongoing performance. Further, adjusted gross profit and adjusted operating income are used by management to evaluate key performance indicators of brand mix and low cost, respectively.
Adjusted EBITDA
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization, as further adjusted to exclude the impact of the adjustments discussed under “Adjusted Operating Results” above (other than the adjustments for incremental trademark amortization and interest expense and the normalized income tax rate, as Adjusted EBITDA excludes the full amount of these expenses). This information is provided to assist investors in making meaningful comparisons of our operating performance between periods and to view our business from the same perspective as our management. We believe Adjusted EBITDA is a useful measure for analyzing the performance of our business and is a widely-accepted indicator of our ability to incur and service indebtedness and generate free cash flow. We also believe that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because such measures assist in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly) and non-operating factors (such as historical cost).
Total Leverage Ratio
Our total leverage ratio is calculated as net debt divided by Bank EBITDA for the trailing four quarters. Net debt is calculated as consolidated funded indebtedness in accordance with our credit agreement, except on an all cash netted basis. Bank EBITDA is calculated as Adjusted EBITDA, as further adjusted to exclude certain non-cash and non-recurring or extraordinary expenses as permitted in calculating covenant compliance under our credit agreement. Management believes analysts and investors commonly use our total leverage ratio as an indicator of our ability to service existing debt and our liquidity.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities from continuing operations less cash payments for capital expenditures. We believe Free Cash Flow is a meaningful non-GAAP measure that offers supplemental information and insight regarding the liquidity of our operations and our ability to generate sufficient cash flow to, among other things, repay debt, invest in our business and repurchase shares of our common stock. A limitation of Free Cash Flow is that it does not represent the total increase or decrease in the cash balance for the period.

Conference Call/Webcast
A webcast to discuss the Company's financial results and outlook will be held at 9:00 a.m. ET today and may be heard live by clicking the earnings button on the Company's website at http://www.deanfoods.com. A slide presentation will accompany the webcast.
About Dean Foods
Dean Foods is a leading food and beverage company and the largest processor and direct-to-store distributor of fresh fluid milk and other dairy and dairy case products in the United States. Headquartered in Dallas, Texas, the Dean Foods portfolio includes DairyPure®, the country's first and largest fresh, white milk national brand, and TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Friendly's®, Garelick Farms®, LAND O LAKES®* milk and cultured products, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, PET®**, T.G. Lee®, Tuscan® and more. In all, Dean Foods has more than 50 national, regional and local dairy brands as well as private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Approximately 16,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.
*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.
**PET is a trademark of Eagle Family Foods Group LLC, under license.
Some of the statements made in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements relating to: (1) our financial forecast, including projected sales (including specific product lines and the Company as a whole), total volume, price realization, profit margins, net income, earnings per share, free cash flow, our leverage ratio, and debt covenant compliance, (2) the Company’s regional and national branding and marketing initiatives, (3) the Company’s innovation, research and development plans and its ability to successfully launch new products or brands, (4) commodity prices and other inputs and the Company’s ability to forecast or predict commodity prices, milk production and milk exports, (5) the Company’s enterprise-wide cost productivity plan and other cost saving initiatives, including plant closures and route reductions, and its ability to achieve expected savings, (6) planned capital expenditures, (7) the status of the Company’s litigation matters, (8) the Company’s plans related to its capital structure, (9) the Company’s dividend policy, (10) possible repurchases of shares of the Company’s common stock, and (11) potential acquisitions. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in this press release, including the risks disclosed by the Company in its filings with the Securities and Exchange Commission. Financial projections are based on a number of assumptions. Actual results could be materially different than projected if those assumptions are erroneous. The cost and supply of commodities and other raw materials are determined by market forces over which the Company has limited or no control. Sales, operating income, net income, debt covenant compliance, financial performance and earnings per share can vary based on a variety of economic, governmental and competitive factors, which are identified in the Company’s filings with the Securities and Exchange Commission, including its most recent Forms 10-K and 10-Q. The Company’s ability to profit from its branding and marketing initiatives depends on a number of factors including consumer acceptance of its products. The declaration and payment of cash dividends under the Company’s dividend policy remains at the sole discretion of the Board of Directors and will depend upon its financial results, cash requirements, future prospects, restrictions in its credit agreement and debt covenant compliance, applicable law and other factors that may be deemed relevant by the Board. All forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based except as required by law.
CONTACT: Corporate Communications, Reace Smith, +1-214-721-7766; or Investor Relations, Sherri Baker, +1-214-303-3438

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31
	2018(1)	2017(1)(2)
Net sales	$1,980,507	$1,995,686
Cost of sales	1,532,004	1,533,467
Gross profit	448,503	462,219
Operating costs and expenses:
Selling and distribution	345,996	345,063
General and administrative	75,522	98,664
Amortization of intangibles	5,078	5,155
Facility closing and reorganization costs, net	8,462	9,286
Equity in (earnings) loss of unconsolidated affiliate	(1,900)	—
Total operating costs and expenses	433,158	458,168
Operating income	15,345	4,051
Other expense:
Interest expense	14,033	17,464
Other expense, net	470	143
Total other expense	14,503	17,607
Income (loss) before income taxes	842	(13,556)
Income tax expense (benefit)	1,107	(3,797)
Net loss	$(265)	$(9,759)
Average common shares:
Basic	91,192	90,710
Diluted	91,192	90,710
Basic income (loss) per common share:
Net loss	$—	$(0.11)
Diluted income (loss) per common share:
Net loss	$—	$(0.11)
(1)    Results for the three months ended March 31, 2018 reflect the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers ("ASC 606"). Historically, we presented sales of excess raw materials as a reduction of cost of sales within our unaudited Condensed Consolidated Statements of Operations. On a prospective basis, effective January 1, 2018, in connection with the adoption of ASC 606, we began reporting sales of excess raw materials within the net sales line of our unaudited Condensed Consolidated Statements of Operations. Sales of excess raw materials included in net sales were $151.8 million in the three months ended March 31, 2018. Sales of excess raw materials included as a reduction to cost of sales were $171.0 million in the three months ended March 31, 2017. This change in presentation has no net impact on gross profit.
(2)    Results for the three months ended March 31, 2017 have been revised to reflect the retrospective adoption of ASU 2017-07. The adoption of ASU 2017-07 resulted in a net increase to previously reported operating income of $1.1 million for the three months ended March 31, 2017 and a corresponding increase of $1.1 million to other expense, net for the three months ended March 31, 2017, with no net impact to net loss or loss per share.

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$28,125	$16,512
Other current assets	973,998	1,003,367
Total current assets	1,002,123	1,019,879
Property, plant and equipment, net	1,056,036	1,094,064
Intangibles and other assets, net	386,555	389,886
Total	$2,444,714	$2,503,829
LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities, excluding debt	$625,173	$671,070
Total long-term debt, including current portion	907,200	913,199
Other long-term liabilities	261,981	263,613
Total stockholders' equity	650,360	655,947
Total	$2,444,714	$2,503,829

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31
	2018	2017
Operating Activities
Net cash provided by operating activities	$38,953	$27,556

Investing Activities
Payments for property, plant and equipment	(16,508)	(8,372)
Proceeds from sale of fixed assets	4,179	1,001
Net cash used in investing activities	(12,329)	(7,371)

Financing Activities
Net proceeds from (repayment of) debt	(6,274)	4,700
Payments of financing costs	—	(1,709)
Cash dividends paid	(8,218)	(8,178)
Issuance of common stock, net of share repurchases for withholding taxes	(519)	(1,396)
Net cash used in financing activities	(15,011)	(6,583)
Change in cash and cash equivalents	11,613	13,602
Cash and cash equivalents, beginning of period	16,512	17,980
Cash and cash equivalents, end of period	$28,125	$31,582

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31, 2018
		Asset write-downs and (gain) loss on sale of assets	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Cost productivity plan	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(e)	(f)	Adjusted*
Gross profit	$448,503	$—	$—	$(445)	$—	$—	$—	$448,058

Selling and distribution	345,996	—	—	(402)	—	—	—	345,594

General and administrative	75,522	—	—	—	(4,133)	(188)	—	71,201
Amortization of intangibles	5,078	(3,935)	—	—	—	—	—	1,143
Equity in (earnings) loss of unconsolidated affiliate	(1,900)	—	—	—	—	—	—	(1,900)
General and administrative and other	78,700	(3,935)	—	—	(4,133)	(188)	—	70,444

Total operating costs and expenses	433,158	(3,935)	(8,462)	(402)	(4,133)	(188)	—	416,038

Operating income	15,345	3,935	8,462	(43)	4,133	188	—	32,020

Net income (loss)	(265)	3,935	8,462	(43)	4,133	188	(3,535)	12,875

Diluted earnings (loss) per share (g)	$—	$0.04	$0.09	$—	$0.05	$—	$(0.04)	$0.14

	Three Months Ended March 31, 2017
		Asset write-downs and (gain) loss on sale of assets	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(e)	(f)	Adjusted*
Gross profit(1)	$462,219	$—	$—	$3,209	$—	$—	$465,428

Selling and distribution(1)	345,063	—	—	(1,142)	—	—	343,921

General and administrative(1)	98,664	—	—	—	(14,250)	—	84,414
Amortization of intangibles	5,155	(3,935)	—	—	—	—	1,220
General and administrative and other(1)	103,819	(3,935)	—	—	(14,250)	—	85,634

Total operating costs and expenses(1)	458,168	(3,935)	(9,286)	(1,142)	(14,250)	—	429,555

Operating income(1)	4,051	3,935	9,286	4,351	14,250	—	35,873

Interest expense	17,464	—	—	—	(1,080)	—	16,384

Net income (loss)	(9,759)	3,935	9,286	4,351	15,330	(11,149)	11,994

Diluted earnings (loss) per share (g)	$(0.11)	$0.04	$0.10	$0.05	$0.17	$(0.12)	$0.13
(1)    Results for the quarter ended March 31, 2017 have been revised to reflect the retrospective adoption of ASU 2017-07. The adoption of ASU 2017-07 resulted in a net increase to previously reported operating income of $1.1 million for the three months ended March 31, 2017 and a corresponding increase of $1.1 million to other expense, net for the three months ended March 31, 2017, with no net impact to net loss or loss per share.
* See Notes to Earnings Release Tables

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except ratio data)

	Three Months Ended March 31		Trailing Twelve Months Ended March 31,
	2018	2017	2018
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Bank EBITDA
Net income (loss)	$(265)	$(9,759)	$71,082
Interest expense	14,033	17,464	61,530
Income tax expense (benefit)	1,107	(3,797)	(21,275)
Depreciation and amortization	39,441	41,881	163,372
Asset write-downs and loss on sale of assets	—	—	27,818
Closed deal costs	—	—	372
Facility closing and reorganization costs, net (b)	8,462	9,286	24,089
Mark-to-market on derivative contracts (c)	(43)	4,351	(1,578)
Discontinued operations	—	—	(14,166)
Cost productivity plan (d)	4,133	—	9,871
Other adjustments (e)	188	14,250	3,398
Adjusted EBITDA	$67,056	$73,676	324,513

Non-cash share-based compensation expense			5,050
Bank EBITDA			$329,563

			March 31, 2018
Reconciliation of net debt and total leverage ratio
Total long-term debt, including current portion			$907,200
Unamortized debt issuance costs			5,397
Cash and cash equivalents			(28,125)
Net debt			$884,472
Bank EBITDA			329,563
Total leverage ratio			2.68

		Three Months Ended March 31
		2018	2017
Reconciliation of Free Cash Flow provided by continuing operations
Net cash provided by operating activities		$38,953	$27,556
Payments for property, plant and equipment		(16,508)	(8,372)
Free Cash Flow provided by continuing operations		$22,445	$19,184
* See Notes to Earnings Release Tables

Notes to Earnings Release Tables
For the three months ended March 31, 2018, and 2017, the adjusted results and certain other non-GAAP financial measures differ from the Company's results under GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items that we believe are not indicative of our ongoing operating results. For additional information on our non-GAAP financial measures, see the section entitled “Non-GAAP Financial Measures” in this release.

(a)
In conjunction with our decision to launch DairyPure® in the first quarter of 2015, we reclassified certain of our indefinite-lived trademarks to finite-lived, resulting in a triggering event for impairment testing purposes. The related adjustment reflects the elimination of amortization expense recorded on these finite-lived trademarks of $3.9 million for each of the three months ended March 31, 2018, and 2017.

(b)	The adjustment reflects the elimination of severance charges and non-cash asset impairments, net of (gains) losses on related asset sales, for approved facility closings and restructuring plans.

(c)
The adjustment reflects the elimination of the (gain) loss on the mark-to-market of our commodity derivative contracts. All of our commodity derivative contracts are marked to market in our statement of operations during each reporting period with a corresponding derivative asset or liability on our balance sheet.

(d)
The adjustment reflects the elimination of certain direct expenses incurred as a result of our enterprise-wide cost productivity plan. The charges were $4.1 million for the three months ended March 31, 2018.

(e)	The adjustment reflects the elimination of the following:

i.	A charge related to litigation settlements reached in the three months ended March 31, 2017;
ii. The write off of unamortized deferred financing costs of $1.1 million in connection with the January 4, 2017 amendments to our senior secured revolving credit facility and receivables securitization facility in the three months ended March 31, 2017; and
iii. Separation charges related to the previously disclosed departures of certain executive officers.

(f)
The adjustment reflects the income tax impact of adjustments (a) through (e) and an adjustment to our income tax expense to reflect income tax at a tax rate of 26.5% and 38% for the three months ended March 31, 2018, and 2017, respectively, which we believe represents our normalized effective tax rate as a U.S. domiciled business. The reduction in our normalized effective tax rate beginning in 2018 is associated with the December 22, 2017, enactment of the Tax Cuts and Jobs Act.

(g)
Includes an adjustment to diluted shares outstanding to reflect an add-back of approximately 174,000 dilutive shares and 566,000 dilutive shares for the three months ended March 31, 2018, and 2017, respectively, which were anti-dilutive for GAAP purposes.